    As filed with the Securities and Exchange Commission on April 16, 1997


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report: April 15, 1997
                       (Date of earliest event reported)



                            LEGEND PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)

        Delaware                            1-9885            36-3465359
(State or other jurisdiction   (Commission File No.)    (IRS Employer
of incorporation)                                           Identification No.)


            1420 Fifth Avenue, Suite 4200, Seattle, Washington 98101
         (Former address:  150 South Wacker Drive, Suite 2900 Chicago,
                                Illinois  60606)
                    (Address of Principal Executive Offices)

                                 (206) 464-0123
              (Registrant's telephone number including area code)
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ITEM 5.   OTHER EVENTS

    On April 15, 1997, Legend Properties, Inc. ("Legend") announced that it had reached an agreement in principle to settle various lawsuits.
The agreement is subject to, among other things, court approval. As part of the settlement, the plaintiffs will likely file a second consolidated amended and supplemental complaint repeating the allegations contained in their previous complaints and adding the claims underlying their application pursuant to Section 225 of the Delaware Code. In addition, RGI Holdings, Inc. and RGI/US will likely be added as defendants solely for purposes of the settlement. All of the defendants will subsequently answer this complaint and have consented to a conditional certification of the lawsuit as a plaintiff class action pursuant to Rules 23(a) and 23(b)(1)-(2) of the Court of Chancery of the State of Delaware. As part of this settlement, RGI Holdings, Inc. has agreed to, among other things: (i) defer interest due on the loans previously known as the Morgens Loan and the SoGen Loan (collectively, the "Loans") and now owned by RGI Holdings, Inc. until December 31, 1997; (ii) forebear on any defaults existing on the Loans as of the effective date of the settlement until December 31, 1997; (iii) effective January 1, 1997, reduce the interest rate on the Loans to the lower of the prime rate plus 2% (10.25% at January 1, 1997) or LIBOR plus 2.5% (8.1% at January 1, 1997); (iv) provide Legend with a line of credit in the aggregate principal amount of $8.5 million, a portion of which will be utilized to repay RGI Holdings, Inc. for advances previously made to Legend; and (v) repurchase up to $300,000 of Legend's shares of common stock from time to time on the open market over the next twelve months subject to compliance with the Securities Exchange Commission's rules and regulations relating to open market repurchase programs. Until the settlement is approved by the court and becomes effective, management does not expect to be able to satisfactorily restructure or refinance the Loans. If and when the settlement is approved, management expects to enter into discussions with RGI Holdings, Inc. and/or other third party lenders to restructure or refinance the Loans. The parties will schedule a hearing during the week of April 21, 1997, to submit the settlement to the Delaware court for its preliminary review.

    The Stipulation and Agreement of Settlement dated April 15, 1997, by and among John A. Hinson, John W. Temple, Gary M. Goldberg, Walter E. Auch, Sr., Robert M. Ungerleider, RGI Holdings, Inc. and Legend Properties, Inc. (f/k/a Banyan Mortgage Investment Fund) is attached hereto as Exhibit 10.1.

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          ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                    EXHIBITS


          EXHIBITS:

               10.1 Stipulation and Agreement of Settlement dated April 15,
                    1997, by and among John A. Hinson, John W. Temple, Gary M. Goldberg, Walter E. Auch, Sr., Robert M. Ungerleider, RGI Holdings, Inc. and Legend Properties, Inc. (f/k/a Banyan Mortgage Investment Fund).

               10.2 Form of Second Loan Modification Agreement, by and between
                    Legend Properties, Inc. And RGI Holdings, Inc.
                    (SoGen Loan)

               10.3 Form of Second Loan Modification Agreement, by and between
                    Legend Properties, Inc. And RGI Holdings, Inc. (Morgens
                    Loan)






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                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      LEGEND PROPERTIES, INC.
                                            (Registrant)



                         By:    /s/   Kenneth L. Uptain
                            -----------------------------
                                       Kenneth L. Uptain

                         Its:    President, Chief Executive Officer and Director



Date: April 16, 1997